                   SUBJECT TO COMPLETION, Dated July 11, 2002



                                   PROSPECTUS


                              DELBROOK CORPORATION
                                4,620,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Delbrook Corporation will not receive any proceeds from this offering. We have set an offering price for these securities of $0.04 per share.


--------------------------------------------------------------------------------
                                                        Proceeds to Selling
                                                        Shareholders Before
              Offering Price      Commissions           Expenses and Commissions

Per Share     $0.04               Not Applicable        $0.04

Total         $184,800            Not Applicable        $184,800

--------------------------------------------------------------------------------

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                  The Date Of This Prospectus Is: March 8, 2002

                                Table Of Contents

                                                                          PAGE
                                                                          ----
Summary                                                                        4
Risk Factors                                                                   6
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  If we do not obtain additional financing, our business will fail          6
-  Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the
   success of our business.                                                  6
-  Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is
   a higher risk our business will fail                                      6

-  Because of the unique difficulties and uncertainties inherent in mineral exploration and the mining business, we face a high
   risk of business failure                                                  7
-  Because we anticipate our operating expenses will increase prior
   to our earning revenues, we may never achieve profitability               7
-  Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially
   exploitable minerals will be found and this business will fail            7
-  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we
   conduct our business                                                      7
-  Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and
   any future mining efforts                                                 8
-  Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing
   our business to fail                                                      8
-  Because our president, Mr. Peter Schulhof, owns 51.98% of our outstanding common stock and serves as our sole director,
   investors may find that corporate decisions influenced by
   Mr. Schulhof are inconsistent with the best interests of other
   stockholders                                                              8

Risks Related To Legal Uncertainty
----------------------------------
-  As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase
   the anticipated cost of our exploration program                           8
-
Risks Related To This Offering
------------------------------
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares                                        9
-  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most
   likely decline                                                            9
Use of Proceeds                                                             10
Determination of Offering Price                                             10
Dilution                                                                    10
Selling Shareholders                                                        11
Plan of Distribution                                                        19

Legal Proceedings                                                           20
Directors, Executive Officers, Promoters and Control Persons                20
Security Ownership of Certain Beneficial Owners and Management              22
Description of Securities                                                   22
Interest of Named Experts and Counsel                                       25
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                 25
Organization Within Last Five Years                                         25
Description of Business                                                     26
Plan of Operations                                                          36
Description of Property                                                     38
Certain Relationships and Related Transactions                              38
Market for Common Equity and Related Stockholder Matters                    38
Executive Compensation                                                      41
Financial Statements                                                        42
Changes in and Disagreements with Accountants                               43
Available Information                                                       43

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Delbrook  Corporation

We are in the business of mineral exploration. Through our wholly-owned subsidiary, Delbrook Mining Corp. (a British Columbia company), we purchased a majority interest in four mineral claims located in the Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. We refer to these mineral claims as the Cinema Group mineral claims. We own a 75% undivided interest in the Cinema Group mineral claims. The remaining 25% interest was reserved by Mr. Mirko. We also entered into a joint venture agreement with Mr. Mirko on December 28, 2001 creating a joint operation for the purposes of exploring the Cinema Group mineral claims

Our plan of operations is to conduct mineral exploration activities on the Cinema Group mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, gold, silver, cobalt, copper, and zinc minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Prior to our ownership of these claims, from the period of 1968 to 1991, prior owners conducted several exploration programs on the Cinema Group mineral claims. We relied upon these reports , available at the offices of British Columbia Ministry of Energy and Mines, during our due diligence in purchasing these claims and during our Phase I exploration program when selecting locations for soil testing. On February 27, 2002, we completed a Phase I exploration program. Rock samples collected and analyzed from our property during the Phase I program confirmed the presence of several minerals. However, our testing using a technique which measures ions in surface soils to determine where buried mineralization is located was disappointing. Further work at random orientations might yield more significant results, thus our geologist has recommended proceeding to our planned Phase II. Specifically, the Phase II program will focus on determining the potential for large tonnage volcanogenic massive sulphide, deposits that are often major producers of precious metal content. During the Phase II we plan to conduct additional exploratory work for the purposes of determining if significant quantities of minerals exist and their location. At this time we are uncertain of the number of phases we will conduct before concluding that there are no commercially viable minerals on our claims. Further phases beyond the current two phase program will be dependent upon a number of factors such as geologists' recommendations based upon previous phases and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of April 30, 2002, we had $64,798 in cash on hand and liabilities in the amount of $3,660. Accordingly, our working capital position as of April 30, 2002 was $61,138. Since our inception through April 30, 2002, we have incurred a net loss of $36,262. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through Phase II of our planned exploration program. However, our working capital may not be sufficient to enable us to perform any further exploration phases beyond the first two phases on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

We were incorporated on December 21, 2001 under the laws of the state of Nevada. Our principal offices are located at 810 Peace Portal Drive, Suite 203, Blaine,
WA  98230.  Our  Phone  number  is  360-332-1752.   Our  Facsimile  Number  is
240-213-1423.

The  Offering

Securities Being         Up  to  4,620,000  shares  of  our  common stock.
Offered

Offering Price and       The  offering  price  of  the common stock is $0.04 per
Alternative Plan of      share.  We intend to apply to the NASD over-the-counter
Distribution             bulletin board to allow the trading of our common stock
                         upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of        None.
Shares To Be Sold in
This Offering

Securities Issued        9,620,000  shares  of  our  common stock are issued and
And to be Issued         outstanding  as  of the date of this prospectus. All of
                         the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds          We  will  not receive any proceeds from the sale of the
                         common  stock  by  the  selling  shareholders.


Summary  Financial  Information

Balance Sheet Data              April 30, 2002
Cash                            $  64,798
Total Assets                    $  64,798
Liabilities                     $   3,660
Total Stockholders' Equity.     $  61,138

Statement of Loss and Deficit   April 30, 2002

Revenue                         $     Nil
Net Loss for the Period         $ (24,935)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds will only cover the first two phases of our exploration program. In order for us to perform any further exploration or extensive testing we will need to obtain additional financing. As of April 30, 2002, we had cash in the amount of $64,798. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out Phase I and II of the recommended exploration program on the Cinema Group mineral claims, we will require additional financing if further exploration programs are necessary. We will also require additional financing if the costs of the exploration of our mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Cinema Group mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for lead, copper, zinc, cobalt, silver and gold and the costs of exploring for or mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 21, 2001 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a preliminary summary report on our mineral claims. We have not earned any revenues as of the date of this prospectus.

Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Peter Schulhof, our sole executive officer and director, does not have formal training as geologist and lacks the technical training and experience in managing an exploration company. Additionally, Mr. Schulhof has never managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our lack of experience in this industry.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral claims, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable deposits of gold and silver.
Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts

Access to the Cinema Group mineral claim may be restricted through some of the year due to weather in the area. The property is in North Central British Columbia, a rugged area of broken, rolling terrain. During the winter months heavy snowfall and extreme low temperatures make it difficult if not impossible to undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. Generally speaking, the most efficient time for us to conduct our work programs will be during the May to October period. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.


Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Schulhof, our president, is also the president and director at Spectro International Trade Limited, a company which specializes in investment real estate. Because we are in the early stages of our business, Mr. Schulhof devotes approximately five hours per week to Delbrook's affairs. If the demands of our business require the full business time of Mr. Schulhof, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Schulhof may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Schulhof's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Schulhof's time may lead to a divergence between his interests and the interests of other shareholders.

Because our president, Mr. Peter Schulhof, owns 51.98% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Schulhof are inconsistent with the best interests of other stockholders.

Mr. Schulhof is our sole director and executive officer. He owns approximately 51.98% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Schulhof may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Schulhof to differ from the interest of other stockholders include his ability to devote the time required run a mineral exploration company.


                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.


                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.


If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,620,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 48% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.04 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.02 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,620,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on January 31, 2002;

The following table provides as of July 11, 2002 , information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Gordon Poeter                       125,000     125,000      NIL         NIL
17221 - 106 Avenue
Edmonton, AB, T5S 1E7
--------------------------------------------------------------------------------
Robert Kehler                       125,000     125,000      NIL         NIL
7074 Foothills Drive North
Vernon, BC, V1T 2Y4
--------------------------------------------------------------------------------
Catherine Johnson                   125,000     125,000      NIL         NIL
1875 - 104 Street N.W.
Edmonton, AB, T6J 5J9
--------------------------------------------------------------------------------
Gerald R. Johnson                   125,000     125,000      NIL         NIL
1875 - 104 Street N.W.
Edmonton, AB, T6J 5J9
--------------------------------------------------------------------------------
Karen Cline                         125,000     125,000      NIL         NIL
11405 - 12 Avenue, N.W.
Edmonton, AB, T6J 6W8
--------------------------------------------------------------------------------
D. John Cline                       125,000     125,000      NIL         NIL
11405 - 12 Avenue, N.W.
Edmonton, AB, T6J 6W8
--------------------------------------------------------------------------------
Silvia Sorochan                      90,000      90,000      NIL         NIL
19 Kingsview Pointe
St. Albert, AB, T8N 5M8
--------------------------------------------------------------------------------

Table is continued from page 12

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Mike Sorochan                        90,000      90,000      NIL         NIL
19 Kingsview Pointe
St. Albert, AB, T8N 5M8
--------------------------------------------------------------------------------
Guthrie Investments Ltd.            125,000     125,000      NIL         NIL
Box 5144
Fort McMurray, AB, T9H 3G2
Beneficial Owner: Laurie Guthrie
--------------------------------------------------------------------------------
Guthrie Mechanical Services Ltd.    125,000     125,000      NIL         NIL
Box 5144
Fort McMurray, AB, T9H 3G2
Beneficial Owner: Laurie Guthrie
--------------------------------------------------------------------------------
Patricia Shapka                     120,000     120,000      NIL         NIL
703 Butterworth Drive N.W.
Edmonton, AB, T6R 1P5
--------------------------------------------------------------------------------
Bradley Shapka                      125,000     125,000      NIL         NIL
703 Butterworth Drive N.W.
Edmonton, AB, T6R 1P5
--------------------------------------------------------------------------------

Table is continued from page 13

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Carmali Inc.                        130,000     130,000      NIL         NIL
109, 9920 - 63rd Avenue
Edmonton, AB, T6E 0G9
Beneficial Owner:  Brad Shapka
--------------------------------------------------------------------------------
Douglas J. Jacula                   100,000     100,000      NIL         NIL
8703 - 78 Avenue
Edmonton, AB, T6C 0N5
--------------------------------------------------------------------------------
Vivian J. Konsorada                  90,000      90,000      NIL         NIL
373 Hunters Run
Edmonton, AB, T6R 2P1
--------------------------------------------------------------------------------
Yvonne Beausoleil                   100,000     100,000      NIL         NIL
Box 2202
Lloydminster, SK, S9V 1R6
--------------------------------------------------------------------------------
Dan Beausoleil                      100,000     100,000      NIL         NIL
Box 2202
Lloydminster, SK, S9V 1R6
--------------------------------------------------------------------------------
Hendrika Duthler                    100,000     100,000      NIL         NIL
11013 - 38 Street N.W.
Edmonton, AB, T5W 2E7
--------------------------------------------------------------------------------
Wes Patterson                       125,000     125,000      NIL         NIL
10917 - 120 Street
Edmonton, AB, T5H 3P9
--------------------------------------------------------------------------------

Table is continued from page 14
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Renee Bendfeld                      125,000     125,000      NIL         NIL
Box 453
Forestburg, AB, T0B 1N0
--------------------------------------------------------------------------------
Grant Bendfeld                      125,000     125,000      NIL         NIL
Box 453
Forestburg, AB, T0B 1N0
--------------------------------------------------------------------------------
James R. Behiels                    125,000     125,000      NIL         NIL
747 Whiston Court
Edmonton, AB, T6M 2H6
--------------------------------------------------------------------------------
Alyson Connolly                     125,000     125,000      NIL         NIL
7940 76 Avenue
Edmonton, AB, T6C 0H5
--------------------------------------------------------------------------------
Rob Machuk                          125,000     125,000      NIL         NIL
9231 58 Street NW
Edmonton, AB, T6B 1L7
--------------------------------------------------------------------------------
Charlotte Loo                       125,000     125,000      NIL         NIL
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7
--------------------------------------------------------------------------------

Table is continued from page 15

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Anthony W. Loo                      125,000     125,000      NIL         NIL
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7
--------------------------------------------------------------------------------
Patrick Kennedy                     125,000     125,000      NIL         NIL
PO Box 47124,
Edmonton Center RPO
Edmonton, AB, T5J 4N1
--------------------------------------------------------------------------------
Amanda Pilgaard                     125,000     125,000      NIL         NIL
PO Box 47124,
Edmonton Center RPO
Edmonton, AB, T5J 4N1
--------------------------------------------------------------------------------
Ward Middleton                       50,000      50,000      NIL         NIL
RR1
Morinville, AB, T8R 1P4
--------------------------------------------------------------------------------
Jason Vanrobaeys                     50,000      50,000      NIL         NIL
9816 106th Street
Westlock, AB, T7P 1S2
--------------------------------------------------------------------------------
Perry Sawchuk                        50,000      50,000      NIL         NIL
Apt #106, 10549 - 102nd Street
Westlock, AB, T7P 2E2
--------------------------------------------------------------------------------
Nolan J. Becker                      50,000      50,000      NIL         NIL
#204, 10619 - 100th Avenue
Westlock, AB, T7P 2J4
--------------------------------------------------------------------------------

Table is continued from page 16
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Howard G. Kennedy                   125,000     125,000      NIL         NIL
9803 167 Street NW
Edmonton, AB, T5P 3W1

--------------------------------------------------------------------------------
Marla Snell                         100,000     100,000      NIL         NIL
10404  110 Avenue
Westlock, AB, T7P 1G2
--------------------------------------------------------------------------------
Curtis Snell                        100,000     100,000      NIL         NIL
10404  110 Avenue
Westlock, AB, T7P 1G2
--------------------------------------------------------------------------------
812147 Alberta Ltd.                 125,000     125,000      NIL         NIL
#501, 10728 82 Avenue
Edmonton, AB, T6E 6P5
Beneficial Owner:  Mike Yasinski
--------------------------------------------------------------------------------
Norma D.H. Reimer                   125,000     125,000      NIL         NIL
240 - 27 Avenue NE
Calgary, AB, T2E 1Z9
--------------------------------------------------------------------------------
Kevin W. Loo                         50,000      50,000      NIL         NIL
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7
--------------------------------------------------------------------------------
Grant Anderson                      100,000     100,000      NIL         NIL
PO Box 39
Rocky Mountain House, AB,
T4T 1A1
--------------------------------------------------------------------------------

Table is continued from page 17

--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Desmond Ross                        125,000     125,000      NIL         NIL
8307 - 81 Street NW
Edmonton, AB, T6C 2V8
--------------------------------------------------------------------------------
Ron Dale                            125,000     125,000      NIL         NIL
465 Estate Drive
Sherwood Park, Alberta, T8B 1L9
--------------------------------------------------------------------------------
Terrance L. Percival                 25,000      25,000      NIL         NIL
5912 89 Avenue NW
Edmonton, AB, T6B 0M9
--------------------------------------------------------------------------------
Lilit Vardanyan                      25,000      25,000      NIL         NIL
5912 89 Avenue NW
Edmonton, AB, T6B 0M9
--------------------------------------------------------------------------------
Darlene Morgan                       50,000      50,000      NIL         NIL
965 Rice Road
Edmonton, AB, T6R 1B1
--------------------------------------------------------------------------------
Kerry Morgan                         50,000      50,000      NIL         NIL
965 Rice Road
Edmonton, AB, T6R 1B1
--------------------------------------------------------------------------------



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,620,000 shares of common stock outstanding on July 11, 2002.

None  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)  has  ever  been  one  of  our  officers  or  directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.04 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

The following is information regarding our sole executive officer and director and his age as of July 11, 2002 :

Director:

Name of Director             Age
-------------------          -----
Peter Schulhof               39

Executive Officer:

Name of Officer              Age        Office
-------------------          -----      -------
Peter Schulhof               39         President, Treasurer and Secretary


Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Mr. Peter Schulhof is our president, secretary and treasurer and is our sole member of our board of directors. Mr. Schulhof was appointed to the positions of president, treasurer and secretary on December 21, 2001.

From 1981 to 1993 Mr. Schulhof owned and operated PVS Automotive Inc., an automotive service centre for European automobiles. In the late 1980s, Mr. Schulhof concentrated his business activities in investment real estate. Since 1987, Mr. Schuloff has been the president and director of Spectro International Trade Limited, a real estate investment company. At Spectro Mr. Schulhof's responsibilities consist primarily of inspecting and reviewing real estate properties, including multi-family developments, for development and investment potential.

Mr. Schulhof, does not have formal training as geologist or in the technical or managerial aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas.

We presently do not pay our sole director and officer any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we determine to proceed with additional exploration programs beyond the first phase program.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates. Finally, we rent our office space from Amteck Corporation based upon a verbal month to month lease at a rate of $125.00 per month.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have  no  significant  employees  other  than  Peter  Schulhof.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 11, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers and (iv) officers and directors as a group. At this time, only one shareholder falls within these categories, Mr. Peter Schulhof, Director, President, Secretary and Treasurer. The shareholders listed possess sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------
                  Name and address         Number of Shares     Percentage of
Title of class    of beneficial owner      of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------
Common Stock      Peter Schulhof           5,000,000 shares            51.98%
                  Director, President,
                  Secretary and Treasurer
                  Suite 128, 1374 Marine Drive
                  North Vancouver, BC Canada
                  V7P 1T4


Common Stock      All Officers and         5,000,000 shares            51.98%
                  Directors as a Group
                  (one person)

--------------------------------------------------------------------------------
(1) The percent of class is based on 9,620,000shares of common stock issued and outstanding as of July 11, 2002 .

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 11, 2002 , there were 9,620,000 shares of our common stock issued and outstanding that were held by forty-six
(46)  stockholders of record.  We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

     (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

     (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

     (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

     (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

     (g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on December 21, 2001 under the laws of the state of Nevada.

We purchased an undivided 75% interest in four mineral claims, located in The Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. Mr. Mirko retained a 25% interest in these claims. In conjunction with this purchase, we entered into a joint venture agreement with Mr. Mirko which sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on our mineral claims.

Mr. Peter Schulhof, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. Schulhof has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Schulhof acquired
5,000,000 shares of our common stock at a price of $0.001 US per share on December 21, 2001. Mr. Schulhof paid a total purchase price of $5,000 for these shares.

                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 75% interest in four mineral claims that we refer to as the Cinema Group mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Although exploratory work on the claims conducted by prior owners has indicated some potential showings of mineralization, we are uncertain as to the reliability of these prior exploration results and thus we are uncertain as to whether a commercially viable mineral deposit exists on our mineral claims.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of lead, copper, cobalt, zinc, silver and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition of the Cinema Group Mineral Claims and Joint Venture Agreement with John M. Mirko

We purchased a 75% interest in four mineral claims located in the Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. We selected these properties based upon a review of prior work programs conducted on the properties by prior owners. These reports have been filed with the Ministry of Energy and Mines. We paid a purchase price of $2,300 and simultaneously entered into a joint venture agreement with Mr. Mirko on December 28, 2001.

Our joint venture agreement dated December 28, 2001 with Mr. Mirko is to govern operation of the Cinema Group claims. Mr. Mirko is a self-employed explorationist and development consultant who has been involved in all aspects of the exploration and exploitation of resource properties for 28 years. Mr. Mirko is the president and founder of Canam Mining Corporation which he founded in 1988 as a consulting firm engaged in exploration, development, project management, mining and processing of minerals for various clients worldwide, including those located in North and South America, Asia and countries of the former Soviet Union. Mr. Mirko is registered as a free miner in British Columbia since 1975. He has practiced in his profession since 1972 worldwide. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment purposes and has staked over 600 mineral claims in British Columbia. Mr. Mirko currently possesses an inventory of quality mineral properties in British Columbia, some of which can be reviewed on the internet on the British Columbia Ministry of Energy and Mines' web site in the Land Tenure Section.

Under the terms of the Joint Venture Agreement, we will be responsible for the first $20,000 in Canadian dollars (the equivalent of $13,000 in US dollars) of exploration expenditures on the property. This expenditure must be made on or before December 31, 2002. Thereafter, the parties will be responsible to pay their proportionate shares of future exploration programs.

Under the terms of the exploration joint venture agreement with John Mirko , we have agreed to use our best efforts to explore the property containing the Cinema Group mineral claims with the goal of eventually putting the property into commercial production should both a feasibility report recommending commercial productions be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate not proceeding, in addition, the atmosphere for financing mineral exploration ventures may have an impact.

Both parties under the terms agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party's name proportional to its respective interest. Also, costs are to be met by each party in proportion to its interest.

The first $12,500 of exploration expenditures made by us will not be included in the calculation of our proportionate share of the initial program or any other program. The interest of each party may be reduced and the other party's interest increased by an amount equal to share of the exploration costs they were obligated to pay. If the interest of either us or Mr. Mirko is reduced to less than 15%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a 5% net proceeds of production royalty. The respective interests of each party could be increased or decreased from time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program; and/or
(3) a party elects to pay less than its proportionate share of the costs for the program. If these terms operate to cause a party's interest in the property to be reduced to 15% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5% of net proceeds of production royalty, subject to certain adjustments, payable within 60 days after the end of each calendar quarter, as and when any net proceeds of production are available for distribution.

The joint venture will terminate if one party acquires both a 100% interest and a 100% interest in the net proceeds of production. This is a standard provision in many joint venture agreements. Its purpose is to allow parties to sell their interest to each other, thereby causing one party to own both a 100% interest and a 100% interest in the net proceeds of production. If a party is diluted to the point of a 5% royalty interest, they may sell their royalty interest to the other party thus terminating the venture.


The proposed joint venture agreement provides for Mr. Mirko to initially act as the operator of the joint venture program. As compensation for head office overhead expenses that he, or subsequent operators, may incur as operator, the joint venture will pay the operator an amount equal to:

     (1)  with  respect  to  programs:
          a. 2% for each individual contract which expressly includes an overhead charge by the party contracted;
          b. 5% for each individual contract which exceeds $50,000 and is not subject to clause (1) a, above.
          c. 10% of all other costs not included in clauses (1) a and (1) b, above.
     (2)  with  respect  to  construction:  1%  of  all  other  such  costs;

     (3) subsequent to the completion date: 3.5 % of all operating costs. The completion date is the date approved by the management committee and on which commercial production begins.

To summarize, the above pay schedule results in the operator receiving a fee ranging from 1% to 10%. The exact percentage depends upon the nature of the agreement with contractors on the property and the work to be done.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party's interest; simple majority prevails and the management committee's decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description  and  Location  of  the  Cinema  Group  mineral  claims

The Cinema Group mineral claims consist of four mineral claims in the Cariboo Mining District of British Columbia, Canada. The total area of the Cinema Group mineral claims is estimated to be 247 acres, located 30 miles north of Quesnel, British Columbia. The property is accessible by one mile of dirt road from Ahbau Creek, B.C. and 2 miles by dirt road from Highway 97.

The  mineral  claims  are  described  as  follows:


Name of Mineral Claim    Grant Number   Date of Recording   Expiry Date
---------------------    -------------  -----------------   -----------
Cinema Group 1           387906         July 11, 2001       July 11, 2002
Cinema Group 2           387907         July 11, 2001       July 11, 2002
Cinema Group 3           387908         July 11, 2001       July 11, 2002
Cinema Group 4           387909         July 11, 2001       July 11, 2002


Mr. Mirko staked the Cinema Group mineral claims on July 11, 2001. Staking a claim involves physically marking the boundaries of the mineral claim area on the ground and is the first step in acquiring title to the claim. Once the property is staked, title to the property can be recorded with the Ministry of Energy and Mines. Title to the property is held in the name of Mr. Mirko, 25% interest, and Delbrook Mining Corp., 75% interest, in proportion to their respective interests as stipulated under section 19.01 in the joint venture agreement.

The Province of British Columbia owns the land covered by the mineral claims. At this time we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia's title of the property. Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. If we should encounter a situation where a native person or group claims an interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

Prior to the expiry dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work valued at an amount stipulated by the government on the mineral claims and payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, an exploration work value of $100 Canadian (US$62.83; exchange rate as of July 11, 2002 of CDN$1 = US$0.6283 ) is required during each of the first three years after a claim is staked and an exploration work value of $200 Canadian (US$125.66) is required in subsequent years. Accordingly, exploration work on the Cinema Group 1 to 4 mineral claims must be completed and filed with the Province in the amount of $400 Canadian (US$251.32) by July 11, 2002 or this amount must be paid to the Province of British Columbia by July 11, 2002. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Due to the amount of funds we have expended towards our completed Phase I exploration program, we will fulfill all of these requirements of British Columbia for a period of several years.

Geological  Exploration  Program

As of July 11, 2002 , we have obtained an Initial Summary Report and completed a Phase I exploration program on the property. We have engaged Mr. John R. Poloni, B.Sc. P.Eng. who has prepared this initial summary report and reviewed all available exploration data completed on the Cinema Group mineral claims. Mr. Poloni is a graduate of McGill University of Montreal, Quebec where he obtained a B. Sc. Degree in Geology in 1964. He is a Registered Professional Engineer in the Geological Section of the Association of Professional Engineers in the Province of British Columbia. He is also a member of the Canadian Institute of Mining and Metallurgy and has been practicing in this profession since 1964.

Our mineral claims presently do not have any mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Initial Summary Report and the results from the Phase I exploration program are provided below.

1.  Initial Summary Report, Dated January 11, 2002
    ----------------------------------------------

The purpose of the initial summary report was to review information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The summary report listed results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further two phase geological exploration program.

a.   Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from Mr. Poloni. The following summary of the exploration history of the mineral claims and surrounding area is based on Mr. Poloni's description.

1. Most of the exploration activity carried out on the property and surrounding area occurred during the period between 1968 to 1991. The focus of the exploratory work was in search of gold base metal massive sulphide deposits and some emphasis on porphyry copper deposits. Massive sulphide deposits are often major producers of copper, zinc, silver, gold and lead in Canada. Their high grade and commonly high precious metal content make them attractive exploration targets. Porphyry copper deposits are deposits of disseminated copper minerals in or around intrusive rock. Intrusive rock is formed by the consolidation of magma (i.e. molten material) intruding into other rocks far below the earth's surface. Locating porphyry copper deposits is another important exploration target when searching for reserves in British Columbia.

2. During the period between 1968 to 1972, exploration activities were conducted including mapping, prospecting such as searching for surface mineralized showings, trenching, soil geochemistry, and both diamond drilling totaling 1,530 feet, this drilling uses a rotary type rock drill that cuts a core of rock that is recovered in long cylindrical sections two centimeters in diameter, and percussion drilling totaling 3,000 feet, this type of drilling, usually air powered, delivers its energy through a pounding or hammering action

3. During the period between 1980 to 1991, more extensive exploration activities were performed in this region including heavy metal geochemical surveys, soil sampling, and induced polarization surveys, these are surveys that employ an electrical current to determine indications of mineralization. Also, additional diamond drilling totaling over 19,000 feet and percussion drilling totaling approximately 25,000 feet was conducted on the property.

The area covered by the Cinema claims has been owned and operated by various individuals over the past four decades. The most recent previous owner allowed its claims to lapse thereby providing Mr. Mirko an opportunity to re-stake these claims in 2001. Past owners conducting prior exploratory work include the following:

- 1968-1969 Cariboo Minelands Ltd.: Conducted soil geochemistry, mapping, prospecting, geophysics, bulldozer trenching, and conducted eight diamond drill holes totaling 3,000 feet.

- 1971 Texas Gulf Sulpher: Conducted soil geochemistry and electromagnetic lines with geological mapping. Test electromagnetic lines include a ground survey on marked lines at measured intervals testing and measuring the electromagnetic response of the underlying rocks in an attempt to define anomalous values.

- 1971-1972 Equatorial Resources Ltd.: Conducted five percussion-drill holes totaling 1, 530 feet.

-    1980  A.T.  Syndicate:  Conducted  heavy  metal  geochemical  surveys.

- 1981-1989 Gabrial Resources Inc.: In 1984, performed soil and rock geochemistry, geophysical surveys, geological mapping, and trenching. In 1986, performed fifteen miles of induced polarization surveys, geological mapping followed by over 9000 feet of diamond drilling. In 1987, conducted 10,000 feet of diamond drilling and low level airborne geophysical survey. In 1988, completed additional induced polarization surveys and soil sampling, conducted 100 backhoe trenches and conducted 25,000 feet of percussion-drill holes assaged for 23 elements.

- 1991 Appian Resources Ltd. and Valerie Gold Mines Ltd.: Conducted three diamond drill holes testing mineral found in percussion drilling.


b.   Geology  of  the  Mineral  Claims

Past exploration work conducted on the property demonstrate that the Cinema Group mineral claims potentially host showings of lead, zinc, copper, cobalt, gold and silver mineralization. We have retrieved the results of this past exploration work conducted by prior owners of the claims from the offices of the British Columbia Ministry of Energy and Mines. Although this past work indicates some potential for mineralization, these studies may or may not be completely accurate, These reports are helpful in pointing us to areas of potential significance at this time.
The main mineral showings on the Cinema claims occur within the "Quesnel Belt" of volcanic and sedimentary rocks, which are intruded in places by plutonic rocks of similar age called the "Naver Suite".
The main mineral showings are hosted by different types of volcanic rock including porphyrys, rhyolites, arquillites and basalt breccias. The mineralization occurs in the volcanics as disseminations and stockwork stringers of sulphide type minerals with some quartz, calcite, epidote and chlorite accessory minerals. The two most significant types of mineralization are:

     a. the sulphide minerals, pyrites, pyrrihotite and rare chalcopyrite (a copper sulphide) scattered as small grains throughout the volcanic rocks and as fracture coating along contacts with ryolite dykes; and

     b. as zones of massive sulphide mineralization within fault zones up to seven feet wide consisting of massive pyrite, arsenopyrite and occasional chlopyrite and galena (a lead sulphide mineral).

c.   Recommendations  of  Initial  Geological  Summary  Report

In his report, Mr. Poloni recommended the completion of two phases of a geological work on the Cinema Group mineral claims based on the following conclusions. Previous soil geochemical and several geophysical surveys over the property failed to detect values intersected in some of the percussion and diamond drill holes and trenching. These findings suggest that other methods to find drill or trench targets should be initiated on a trial basis.

The 1991 drilling showed potential for stratabound - strataform volcanogenic related mineralization, i.e., the potential for deposits to be located at or within certain layers of rocks, which might not be related to structures or shear zones and should be tested for with electromagnetic lines using more favorable orientation of a few test lines and a test mobile metal ion soil sample grid over a known zone. The mobile metal ion (MMI) sample grid is a technique that measures mobile metal ions that are released from ore bodies and travel upward towards the surface. Using sophisticated chemical processes and instrumentation, the MMI technique is able to measure these ions, in surface soils, to determine accurately where buried mineralization is located. Rock sampling should be conducted to obtain confirmation of the values reported in the various zones. Mr Poloni recommended the following work programs contained in two phases. Delbrook has completed the first phase described in Mr. Poloni's Initial Geological Summary Report below and will proceed with the second phase which is projected to be completed by the end of 2002.

Phase  I
--------

The Initial Summary Report recommended a Phase I that would consist of a grid layout and placement of two soil geochemistry sample lines with eight test sites for mobile metal ion samples. Also, the report recommended running test electromagnetic lines over the volcanogenic massive sulphides percussion drill area and conducting rock sampling to obtain confirmation of values reported in previous testing performed on the property. This Phase I program has been completed with the work and resultsdescribed in greater detail below.

Phase  II
---------

As phase one is complete, the Initial Summary Report recommended a phase two program to perform additional sampling and follow-up geophysics and geochemistry surveys dependent upon results of Phase I. The completion of these two phases is expected to better define the target concepts, identify additional targets and determine if additional surveys should be made.

The Initial Summary Report projected that the costs for these two phases of the exploration program would be as follows:

                Phase I   --  $4,500
                Phase II  --  $8,000

The Initial Summary Report projected that the total cost for these phases of the exploration program would be $12,500, of which $4,500 has been spent conducting the Phase I program described more fully in the "Phase I of the Exploration Program" section below. Our working capital position as of April 30, 2002 was $64,798. Thus, our current financial position will allow us to complete these phases of this exploration program.

The geological review and interpretations required in each phase of the exploration program would be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication of mineralization to
warrant  additional  exploration.   Positive  results  at  each  stage  of  the
exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization.


2.  Phase  I  of  the  Exploration  Program
    ---------------------------------------

We accepted the recommendations of the initial summary report completed by Mr. Poloni and proceeded with the Phase I exploration program. We carried out the Phase I work on the property between February 6-13, 2002 and received the results from this work on February 27, 2002. Upon his review of these results, Mr. Poloni issued a recommendation that we proceed with Phase II. A summary of the results and recommendations from the Phase I exploration program are below.

a.   Results  of  the  Phase  I  Exploration  Program

Rock samples from our property were collected and the analysis of such samples confirmed the presence of significant gold, silver, cobalt, copper and zinc values. Two of the rock samples collected gave the following values:

Sample  Cin  5-02:  12.0  inch  chip  sample,  5  pounds

          Gold (Au)       35.39 grams per ton (or 1.03 ounces of Gold per ton)
          Silver (Ag)     38.6 grams per ton
          Cobalt (Co)     0.26%
          Copper (Cu)     0.65%
          Zinc (Zn)       0.02%

Sample  Cin  6-02:  12.0  inch  chip  sample,  5  pounds

          Gold (Au)       7.3 grams per ton
          Silver (Ag)     31.4 grams per ton
          Cobalt (Co)     0.13%
          Copper (Cu)     0.96%
          Zinc (Zn)       0.14%

Additionally, an electromagnetic test survey was successful in outlining anomalous crossover values in covered areas of presumed massive sulphides. Further work at random orientations might yield more significant results. The MMI soil sample results, however, were disappointing as they are extremely low and hard to correlate with known zones and standard previous soil sample results.

b.   Recommendations  of  Phase  I  Exploration  Program

Based on the results of this Phase I exploration program, our geologist has recommended further work to be conducted in the Phase II exploration program as described in the Initial Summary Report. Specifically, the program should focus on determining the potential for large tonnage volcanogenic massive sulphide or tabular bodies using follow up standard soil geochemistry, electromagnetic geophysics and geological prospecting work searching for surface mineralized showings.

We have decided to proceed with the Phase II exploratory work as recommended. Upon completion of phase two and our review of the results of this second phase we will assess whether the results of phase two are sufficiently positive to warrant additional phases of an exploration program. We will make this decision to proceed with further programs based upon the professional geologists review of the results and recommendations. We will also assess whether our current financial position will allow for such additional phases or if we will need to raise additional capital in order to conduct any further work on the property. This assessment will include an assessment of the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.


Compliance  with  Government  Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Delbrook and its subsidiary is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

 The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases which are long term entitlements to minerals, designed as production tenures.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a Free Use Permit or a License to Cut must be issued by the Ministry of Forests. Items such as waster and waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our Phase I and II programs do not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended two phases described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.



Employees

We have no employees as of the date of this prospectus other than our sole officer. We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have incorporated a British Columbia subsidiary, Delbrook Mining Corporation, a wholly-owned subsidiary of Delbrook Corporation for the purposes of conducting all mineral exploration in Canada. All activities on the mineral claims in Canada will be conducted through this subsidiary.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Delbrook Corporation's electronic filings. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                               Plan Of Operations

Our business plan is to proceed with the exploration of the Cinema Group mineral claim to determine whether there are commercially exploitable reserves of gold and silver or other metals. We have decided to continue with phase two of the exploration program recommended as a result of the findings of the first phase of our exploration program. Phase one and two of the recommended geological exploration program will cost approximately $13,000. We had $92,150 in cash reserves as of January 31, 2002. Accordingly, we are able to proceed through phase two of the exploration program without additional financing.

The results from the phase one exploration program received on February 27, 2002 warrant additional exploration. Therefore, we will be proceeding with phase two which is projected to be completed by the end of 2002.

Once we receive results from the phase two exploration program, we will assess whether to proceed to any further exploration phases. In making this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to obtain the financing necessary to proceed. This assessment will include an assessment of our cash reserves after the completion of phase two, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.

During this exploration stage, our president will only be devoting approximately five hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Schulhof, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Schulhof may not be able to devote sufficient time to the management of our business, as and when needed.

We have sufficient cash reserves to proceed with the second phase of our exploration program. The anticipated cost of the second phase of the exploration program is $8,000. Further exploration studies, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we shall require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:


1. $8,000 in connection with the completion of the second phase of our recommended geological work program, if we decide to proceed with this phase;

2. $67,000 for operating expenses, of this amount we plan to spend approximately $33,500 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934 and approximately $33,500 relating to working capital;

We had cash in the amount of $92,150 as of January 31, 2002. Our total expenditures over the next twelve months are anticipated to be approximately $75,000. We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. Accordingly, after that twelve months is up, we may need to obtain additional financing for any operational or exploratory expenses.

Results  Of  Operations  For  Period  Ending  April  30,  2002

We did not earn any revenues during the period ending April 30, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $36,262 for the period from inception on December 21, 2001 to April 30, 2002. These operating expenses included: (a) payments of $2,300 in connection with our option to acquire the Cinema Group mineral claim and exploration costs in connection of the Cinema Group mineral claim; (b) office related fees in the amount of $583; and (c) professional fees in the amount of $31,407 in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase one and two of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $36,262 for the period from inception of December 21, 2001 to April 30, 2002. For the three month period ending April 30, 2002 only, we incurred a loss of $24, 935. Our loss was attributable to operating expenses, professional fees and administrative expenses.

Liquidity  and  Capital  Resources

We had cash of $64,798 as of April 30, 2002, and had working capital of $64,798 as of April 30, 2002.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have a 75% interest in the Cinema Group mineral claims. We do not own or lease any property other than our interest in the Cinema Group mineral claims.

We currently rent office space at 810 Peace Portal Drive, Suite 203, Blaine, WA, with telephone, mail and fax services from Amteck Corporation for $125.00 per month. The arrangement is from month to month with no formal written agreement.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:
(a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-six (46) registered shareholders.

Rule  144  Shares

A total of 4,620,000 shares of our common stock will be available for resale to the public after January 31, 2003 and 5,000,000 shares of our common stock will be available for resale to the public after December 21, 2002, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 96,200 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the total shares that may be sold pursuant to Rule 144 after December 21, 2002.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for the fiscal period ended January 31, 2002.


--------------------------------------------------------------------------------
                   Annual Compensation        Long Term Compensation
                   -------------------        ----------------------
                                        Other                            All
                                        Annual                           Other
                                        Com-                             Com-
                                        pen-   Restricted                pen-
                                        sa-    Stock  Options/*  LTIP    sa-
Name       Title    Year  Salary  Bonus tion   Awarded SARs(#) payouts($)tion
----       -----    ----- ------  ----- ------ ------- ------- --------- ------
Peter     President, 2001   $0      0     0       0       0       0        0
Schulhof* Secretary,
          Treasurer,
          and Director
--------------------------------------------------------------------------------

Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended January 31, 2002. We have also not granted any stock options to the executive officers since January 31, 2002.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Consolidated Financial Statements for the period ending January 31, 2002, including:

     a.   Consolidated  Balance  Sheet  as  at  January  31,  2002;

     b. Consolidated Statement of Loss and Deficit for the period ending January 31, 2002;

     c. Consolidated Statement of Cash Flows for the period ending January 31, 2002;

     d. Consolidated Statement of Stockholders' Equity for the period ending January 31, 2002; and

     e.   Notes  to  Consolidated  Financial  Statements.

3. Unaudited Consolidated Financial Statements for the three month period ending April 30, 2002 including:

     a.   Consolidated  Balance Sheet as at April 30, 2002 and January 31, 2002.

     b. Consolidated Statement of Loss and Deficit for the three months ended April 30, 2002 and from the period of inception December 21, 2001 to April 30, 2002.

     c. Consolidated Statement of Cash Flows for the three months ended April 30, 2002 and from the period of inception December 21, 2001 to April 30, 2002.

     d. Consolidated Statement of Stockholders' Equity for the period ending April 30, 2002.

     e.   Notes  to  Consolidated  Financial  Statements.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)

                                                                     MORGAN
                                                                     &
                                                                     COMPANY
                                                                     CHARTERED
                                                                     ACCOUNTANTS

                                AUDITORS' REPORT




To  the  Directors
Delbrook  Corporation
(An  exploration  stage  company)

We have audited the consolidated balance sheet of Delbrook Corporation (an exploration stage company) as at January 31, 2002 and the consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, December 21, 2001, to January 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2002 and the results of its operations and cash flows for the period from inception, December 21, 2001, to January 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the consolidated financial statements, the Company incurred a net loss of $11,327 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                        Morgan  &  Company
February  18,  2002                                   Chartered  Accountants




Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1

                             DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)


--------------------------------------------------

ASSETS

Current
  Cash                                 $ 92,150

  Mineral Property Interest (Note 3)          -
                                       ---------
                                       $ 92,150
--------------------------------------------------


LIABILITIES

Current
  Accounts payable                     $  6,077
                                       ---------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a
     par value of 0.001 per share
    100,000,000 preferred shares with a
     par value of $0.001 per share

  Issued:
    9,620,000 common shares               9,620

  Additional paid-in capital             87,780

Deficit Accumulated During
The Exploration Stage                   (11,327)
                                       ---------
                                         86,073
                                       ---------

                                       $ 92,150
==================================================

                             DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

          PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                            (Stated in U.S. Dollars)


--------------------------------------------------------------------------------

Expenses
  Mineral property payment                            $    2,300
  Rent                                                       200
  Professional fees                                        8,827
                                                      -----------
Net Loss For The Period And Deficit, End Of Period    $   11,327
==================================================================

Net Loss Per Share                                    $     0.01

==================================================================

Weighted Average Number Of Shares Outstanding          5,112,683

==================================================================

                                DELBROOK  CORPORATION
                            (An Exploration Stage Company)

                         CONSOLIDATED STATEMENT OF CASH FLOWS

            PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                               (Stated in U.S. Dollars)


Cash Flows From Operating Activities
  Net loss for the period                                          $(11,327)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
  Change in accounts payable                                          6,077
                                                                   ---------
                                                                     (5,250)
                                                                   ---------

Cash Flows From Financing Activity
  Issue of share capital                                             97,400

Increase In Cash And Cash, End Of Period                           $ 92,150
================================================================================


                             DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

          PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                            (Stated in U.S. Dollars)



                                                              DEFICIT
                           COMMON STOCK                       ACCU-
                    --------------------------------          MULATED
                                NUMBER OF         ADDITIONAL  DURING THE
                                COMMON     PAR    PAID IN     EXPLORATION
                                SHARES    VALUE   CAPITAL     STAGE      TOTAL
                    ------------------------------------------------------------
Shares issued
 for cash at $0.001              5,000,000  $5,000  $      -  $      -   $5,000

Shares issued for cash at $0.02  4,620,000   4,620    87,780         -   92,400

Net loss for the period                  -       -         -   (11,327) (11,327)
                    ------------------------------------------------------------

Balance, January 31, 2002        9,620,000  $9,620  $ 87,780  $(11,327) $86,073
                    ============================================================

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on December 21,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $11,327 for the period from December 21, 2001 (inception) to January 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Delbrook Mining Corp.

b)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Joint  Venture

The Company's exploration activity will be conducted jointly with another party and, accordingly, the Company will only account for its proportionate interest in such activity.

d)     Use  of  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

e)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

  i)   monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
  ii)  non-monetary  items  at  the  historical  exchange  rate;
 iii) revenue and expense at the average rate in effect during the applicable accounting period.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.     MINERAL  PROPERTY  INTEREST

By an agreement dated December 28, 2001, the Company acquired a 75% interest in the Cinema Claims located in British Columbia, Canada, in consideration of $2,300.

Concurrently with the execution of this agreement, the Company entered into a joint venture agreement with the vendor of the property. The joint venture agreement requires the Company to expend an initial $13,000 on the property by December 31, 2002 with all further expenditures split 75% for the Company and 25% for their joint venture partner.


4.     CONTINGENCY

Under the terms of the joint venture agreement, either party's interest in the joint venture will be reduced proportionately for failure to contribute to exploration costs incurred pursuant to the agreement.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                             DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



-------------------------------------------------------------
                                      APRIL 30     JANUARY 31
                                        2002          2002
-------------------------------------------------------------

ASSETS

Current
  Cash                              $ 64,798   $ 92,150

Mineral Property Interest (Note 4)         -          -
                                    --------------------

                                    $ 64,798   $ 92,150
========================================================

LIABILITIES

Current
  Accounts payable                  $  3,660   $  6,077
                                    --------------------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
     a par value of $0.001 per share
    100,000,000 preferred shares with
     a par value of $0.001 per share

  Issued:
    9,620,000 common shares            9,620      9,620

Additional paid-in capital            87,780     87,780

Deficit Accumulated During
 The Exploration Stage               (36,262)   (11,327)
                                    --------------------
                                      61,138     86,073
                                    --------------------

                                    $ 64,798   $ 92,150
========================================================


                             DELBROOK  CORPORATION
                       (An  Exploration  Stage  Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)


---------------------------------------------------------------
                                          THREE      INCEPTION
                                          MONTHS    DECEMBER 21
                                           ENDED      2001 TO
                                          APRIL 30    APRIL 30
                                            2002        2002
---------------------------------------------------------------

Expenses
  Mineral property payment               $        -  $ 2,300
  Office and sundry                             583      583
  Professional fees                          22,580   31,407
  Rent                                          337      537
  Transfer agent fees                         1,435    1,435
                                         -------------------
Net Loss For The Period                      24,935   36,262

Deficit Accumulated During The
 Exploration Stage, Beginning Of Period      11,327        -
                                         -------------------

Deficit Accumulated During The
 Exploration Stage, End Of Period        $   36,262  $36,262
============================================================

Net Loss Per Share                       $     0.01
===================================================

Weighted Average Number
 Of Shares Outstanding                    9,620,000
===================================================


                             DELBROOK  CORPORATION
                       (An  Exploration  Stage  Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)



---------------------------------------------------------------
                                          THREE      INCEPTION
                                          MONTHS    DECEMBER 21
                                          ENDED       2001 TO
                                         APRIL 30     APRIL 30
                                           2002         2002
---------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                 $(24,935)  $(36,262)

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Change in accounts payable                (2,417)     3,660
                                          --------------------
                                           (27,352)   (32,602)
                                          --------------------

Cash Flows From Financing Activity
  Issue of share capital                         -     97,400
                                          --------------------

Increase (Decrease) In Cash                (27,352)    64,798

Cash, Beginning Of Period                   92,150          -
                                          --------------------

Cash, End Of Period                       $ 64,798   $ 64,798
==============================================================


                               DELBROOK  CORPORATION
                         (An  Exploration  Stage  Company)

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                   APRIL 30, 2002
                                    (Unaudited)
                              (Stated in U.S. Dollars)



                                         COMMON STOCK            DEFICIT
                                  ---------------------------  ACCUMULATED
                                  NUMBER OF        ADDITIONAL  DURING THE
                                   COMMON     PAR    PAID IN   EXPLORATION
                                   SHARES    VALUE   CAPITAL      STAGE     TOTAL
                                  -------------------------------------------------
Shares issued for cash at $0.001  5,000,000  $5,000  $      -  $      -   $  5,000

Shares issued for cash at $0.02   4,620,000   4,620    87,780         -     92,400

Net loss for the period                   -       -         -   (11,327)   (11,327)
                                  -------------------------------------------------

Balance, January 31, 2002         9,620,000   9,620    87,780   (11,327)    86,073

Net loss for the period                   -       -         -   (24,935)   (24,935)
                                  -------------------------------------------------

Balance, April 30, 2002           9,620,000  $9,620  $ 87,780  $(36,262)  $ 61,138
                                  =================================================

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited consolidated financial statements as of April 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the January 31, 2002 audited consolidated financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on December 21,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $36,262 for the period from December 21, 2001 (inception) to April 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Delbrook Mining Corp.

b)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Joint  Venture

The Company's exploration activity will be conducted jointly with another party and, accordingly, the Company will only account for its proportionate interest in such activity.

d)     Use  of  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
    ii)   non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.


4.     MINERAL  PROPERTY  INTEREST

By an agreement dated December 28, 2001, the Company acquired a 75% interest in the Cinema Claims located in British Columbia, Canada, in consideration of $2,300.

Concurrently with the execution of this agreement, the Company entered into a joint venture agreement with the vendor of the property. The joint venture agreement requires the Company to expend an initial $13,000 on the property by December 31, 2002 with all further expenditures split 75% for the Company and 25% for their joint venture partner.


5.     CONTINGENCY

Under the terms of the joint venture agreement, either party's interest in the joint venture will be reduced proportionately for failure to contribute to exploration costs incurred pursuant to the agreement.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a  transaction from which the director derived an improper personal profit;
     and
(4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such  indemnification  is  expressly  required  to  be  made  by  law;
(2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such  indemnification  is  required  to  be  made  pursuant  to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee       $    17
Federal Taxes                                             $   NIL
State Taxes and Fees                                      $   NIL
Transfer Agent Fees                                       $ 1,000
Accounting fees and expenses                              $ 2,000
Legal fees and expenses                                   $20,000
Miscellaneous                                             $   NIL
                                                          -------
Total                                                     $23,017
                                                          ========

--------------------------------------------------------------------------------
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on December 21, 2001 to Mr. Peter Schulhof, our president, secretary and treasurer. Mr. Schulhof acquired these shares at a price of $0.001 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 4,620,000 shares of our common stock at a price of $0.02 per share to a total of forty-five purchasers on January 31, 2002. The total amount we received from this offering was $92,400. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number     Description
--------   --------------------
  3.1      Articles  of  Incorporation  (1)
  3.2      Amended  By-Laws  (1)
  4.1      Share  Certificate  (1)
  5.1      Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use  (1)
 10.1 Mineral Claim Purchase Agreement between the Delbrook and John Mirko dated December 28, 2001 (1)
 10.2 Joint Venture Agreement between Delbrook and John Mirko dated December 28, 2001. (1)
 23.1      Consent  of  Morgan  &  Company,  Chartered  Accountants
 23.2      Consent  of  John  R.  Poloni,  Consulting  Geologist

(1)  Previously  filed  as  an exhibit to our Form SB-2 filed on March 12, 2002.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on July 17, 2002.

                                    DELBROOK CORPORATION

                                    By: /s/ Peter Schulhof
                                        _________________________
                                        Peter Schulhof, President,
                                        Principal Financial Officer,
                                        Principal Accounting Officer,
                                        Sole Director


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